--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): February 14, 2001

                            FOX SPORTS NETWORKS, LLC
               (Exact Name of Registrant as Specified in Charter)

           Delaware                        333-38689                        95-4577574
State(or other jurisdiction of      (Commission File Number)     (IRS Employer Identification No.)
       incorporation)

             1440 South Sepulveda Boulevard, Los Angeles, CA. 90025
                    (Address of principal executive offices)

       Registrant's Telephone Number, including area code: (310) 444-8123

             ----------------------------------------------------
         (Former Name or Former Address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2. Acquisition or Disposition of Assets.

  As previously reported in a Form 8-K filed on March 1, 2001 (the "March 1, 2001 Form 8-K"), on February 14, 2001, Fox Sports Net Minnesota, LLC ("Fox Sports Net Minnesota"), a Delaware limited liability company and wholly-owned subsidiary of Fox Sports Networks, LLC, acquired from Viacom Inc., a Delaware corporation ("Viacom"), certain assets and liabilities related to Midwest Sports Channel, a regional sports network serving the Minneapolis, Minnesota and Milwaukee, Wisconsin metropolitan areas ("Midwest Sports Channel").

  This amendment to the March 1, 2001 Form 8-K is being filed in accordance with Item 7(a)(4) of Form 8-K to include the audited financial statements of Midwest Sports Channel for the years ended December 31, 2000, 1999 and 1998 as required by Item 7(a) of Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (a) Financial Statements of Business Acquired.

    Audited financial statements of Midwest Sports Channel for Years Ended December 31, 2000, 1999 and 1998.

                         INDEPENDENT AUDITORS' REPORT

The Management of Midwest Sports Channel:

  We have audited the accompanying balance sheets of Midwest Sports Channel (the Company), a business unit of Viacom Inc., formerly a division of CBS Corporation, as of December 31, 2000 and 1999, and the related statements of operations and cash flows for each of the years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Sports Channel as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Minneapolis, Minnesota
April 3, 2001

                             MIDWEST SPORTS CHANNEL

                                 BALANCE SHEETS
                           December 31, 2000 and 1999

                                                              2000        1999
                                                           ----------- ----------
                          ASSETS
                          ------

Current assets:
  Cash.................................................... $       --         --
  Accounts receivable, net of allowance for doubtful
   accounts of $225,000 and $200,000, respectively........   8,897,292  8,803,620
  Prepaid sports rights...................................   4,454,039  4,368,466
  Deferred income taxes...................................     115,000     70,000
  Other current assets....................................     543,921    687,326
                                                           ----------- ----------
    Total current assets..................................  14,010,252 13,929,412
  Property and equipment, net.............................   5,023,816  5,833,816
  Deferred income taxes...................................     386,000    188,000
                                                           ----------- ----------
    Total assets.......................................... $19,420,068 19,951,228
                                                           =========== ==========

            LIABILITIES AND DIVISIONAL EQUITY
            ---------------------------------

Current liabilities:
  Accounts payable and accrued expenses (note 4).......... $ 5,916,095  7,095,754
  Current portion of capital lease obligation.............     166,325     80,295
                                                           ----------- ----------
    Total current liabilities.............................   6,082,420  7,176,049
  Capital lease obligation................................   3,956,219  4,122,544
                                                           ----------- ----------
    Total liabilities.....................................  10,038,639 11,298,593
                                                           ----------- ----------

  Commitments and contingencies (note 5)

  Divisional equity (note 9)..............................   9,381,429  8,652,635
                                                           ----------- ----------
    Total liabilities and divisional equity............... $19,420,068 19,951,228
                                                           =========== ==========



                See accompanying notes to financial statements.

                             MIDWEST SPORTS CHANNEL

                            STATEMENTS OF OPERATIONS
                 Years ended December 31, 2000, 1999, and 1998

                                               2000         1999        1998
                                            -----------  ----------  ----------
Revenues, net.............................. $41,623,766  35,577,398  26,334,888
                                            -----------  ----------  ----------
Costs and expenses:
  Programming..............................  23,094,655  20,832,551  16,628,514
  Selling, general and administrative......   5,753,595   4,987,039   3,749,666
  Depreciation and amortization............     805,999   1,016,473     658,215
                                            -----------  ----------  ----------
    Total costs and expenses...............  29,654,249  26,836,063  21,036,395
                                            -----------  ----------  ----------
    Income from operations.................  11,969,517   8,741,335   5,298,493
Interest expense, net......................    (321,718)   (491,988)   (438,392)
                                            -----------  ----------  ----------
    Income before income taxes.............  11,647,799   8,249,347   4,860,101
Provision for income taxes.................   4,749,000   3,395,000   2,043,919
                                            -----------  ----------  ----------
    Net income............................. $ 6,898,799   4,854,347   2,816,182
                                            ===========  ==========  ==========



                See accompanying notes to financial statements.

                            MIDWEST SPORTS CHANNEL

                           STATEMENTS OF CASH FLOWS
                 Years ended December 31, 2000, 1999, and 1998

                                            2000         1999         1998
                                         -----------  -----------  -----------
Cash flows from operating activities:
  Net income............................ $ 6,898,799    4,854,347    2,816,182
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.......     805,999    1,016,473      658,215
    Increase in accounts receivable.....     (93,672)  (2,706,067)  (2,229,385)
    Increase in prepaid sports rights...     (85,573)    (808,799)  (2,483,667)
    Decrease (increase) in other current
     assets.............................     143,405     (452,004)       2,889
    (Decrease) increase in accounts
     payable and accrued expenses.......  (1,179,659)   1,743,041    1,544,211
    Increase in deferred income tax
     assets.............................    (243,000)     (22,000)    (160,000)
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities.......................   6,246,299    3,624,991      148,445
                                         -----------  -----------  -----------
Cash flows from investing activities:
  Disposal (acquisition) of property and
   equipment............................       4,001     (748,841)  (1,466,445)
                                         -----------  -----------  -----------
      Net cash provided by (used in)
       investing activities.............       4,001     (748,841)  (1,466,445)
                                         -----------  -----------  -----------
Cash flows from financing activities:
  (Increase) decrease in due from
   affiliate, net.......................  (6,170,005)  (2,436,983)   1,317,937
  Advance payment on financing lease....         --      (359,073)         --
  Payments of obligations on capital
   leases...............................     (80,295)     (80,413)         --
                                         -----------  -----------  -----------
      Net cash used in financing
       activities.......................  (6,250,300)  (2,876,469)   1,317,937
                                         -----------  -----------  -----------
      Net decrease in cash..............         --          (319)         (63)
Cash at beginning of year...............         --           319          382
                                         -----------  -----------  -----------
Cash at end of year..................... $       --           --           319
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 information:
  Cash paid during the year for:
    Interest............................ $   322,905      491,988      438,392
                                         ===========  ===========  ===========

Supplemental schedule of noncash investing and financing activities:

  During 1998, a capital lease obligation of $8,427,000 was incurred when the Company entered into a capital lease for a transponder. During 1999, the Company entered into an agreement to transfer half of the remaining leased equipment under capital lease and related obligation to an affiliate (note
  5).


                See accompanying notes to financial statements.

                            MIDWEST SPORTS CHANNEL

                         NOTES TO FINANCIAL STATEMENTS
                 Years ended December 31, 2000, 1999, and 1998

(1) Organization and Basis of Presentation

  In 1989, Midwest Sports Channel (MSC or the Company), a business unit of Viacom, Inc. (Viacom) (formerly of CBS Cable and Group W Satellite Communications, GWSC), and a division of CBS Corporation (CBS) as of December 31, 2000, was formed for the purpose of owning, operating, and distributing a regional cable sports network in the five-state Midwest region. The format of MSC consists primarily of sports programming for the sports teams in the Minnesota and Wisconsin regions, including but not limited to, the Minnesota Twins and Timberwolves, the Milwaukee Brewers and Bucks, University of Minnesota Golden Gophers, University of Wisconsin Badgers, and the Marquette Golden Eagles. MSC also airs sports talk shows relating to local professional and collegiate teams for the Minnesota and Wisconsin regions. Accordingly, the Company operates in one segment.

  On May 4, 2000, CBS merged with and into Viacom with Viacom as the surviving company.

  The statement of operations includes allocations from related parties as discussed in note 6. The Company's management believes that the allocations are reasonable; however, these allocated expenses are not necessarily indicative of costs that would have been incurred by the Company on a stand-alone basis.

(2) Summary of Significant Accounting Policies

 (a) Sports Rights

  Sports rights acquired under multiyear license agreements are recorded as assets along with corresponding liabilities at the beginning of the sports season. The asset balances are charged to programming expense monthly over the duration of the respective seasons. The liability balances are reduced as payments are made.

 (b) Property and Equipment

  Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets (generally five years for office furniture, fixtures, and equipment; three years for computer equipment; and six years for broadcasting machinery, tools, and fixtures) or, in the case of leasehold improvements, over the shorter of the term of the lease or the useful life of the improvement.

 (c) Income Taxes

  Historically, the results of the Company's operations have been included in the consolidated United States income tax return of CBS. The income tax-related information in these financial statements is presented as if the Company had not been eligible to be included in the consolidated tax returns of CBS or other affiliates. The recognition and measurement of income tax expense and deferred income taxes requires certain assumptions, allocations, and significant estimates, which management believes are reasonable to measure the tax consequences as if the Company were a stand-alone taxpayer. The Company's income tax expense is determined in accordance with the asset and liability method of accounting for income taxes.

  For purposes of these financial statements, any current income tax liabilities are considered to have been paid by Viacom and are recorded through the divisional equity with Viacom.

 (d) Revenue Recognition

  Revenue includes income from subscriber fees, the sale of advertising time (commercial spots), barter transactions, the sale of programming time, and production fee revenue.

                            MIDWEST SPORTS CHANNEL

   The Company charges cable affiliates a monthly license fee per subscriber for the right to distribute MSC programming. Subscriber fee revenue is recognized in the month in which MSC programming is distributed to the cable affiliates.

  The Company sells commercial spots to advertisers at rates which vary based upon commercial length, time periods, and programs. Revenue is recognized in the period the commercial is aired and is reflected net of advertising agency and media representation firm commissions.

  The Company provides production services to certain customers. Production revenues and related expenses are recognized when the services are provided.

  The Company provides advertising time to certain customers in exchange for merchandise, services, or programming. Barter transactions are recorded at the estimated fair value of the items to be received. Barter revenue is recognized when the commercials are broadcast. Barter expense is recorded as the merchandise, services, or media are utilized.

  In December 1999, the SEC staff issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101). SAB 101 summarizes certain of the SEC staff's views in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. The adoption of SAB 101 during 2000 did not have a material impact on the Company's financial condition or results of operations.

 (e) Use of Estimates

  The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 (f) Fair Value of Financial Instruments

  In estimating the fair value of financial instruments, the Company has assumed that the carrying amount of cash, accounts receivable, accounts payable, and accrued expenses approximates fair value because of the short-term nature of these instruments.

 (g) Impairment of Long-lived Assets and Long-lived Assets to Be Disposed Of

  Intangible assets and all other long-lived assets are evaluated whenever events and circumstances indicate that the remaining estimated useful life of the assets may warrant revision or the remaining carrying value of such asset may not be recoverable. When factors indicate that an asset should be evaluated for possible impairment, the Company uses an estimate of the related asset's undiscounted future cash flows over the remaining life of that asset in measuring recoverability. If identifiable cash flows are not available for the specific asset, the Company evaluates recoverability of the specific business to which the asset relates. If such an analysis indicates impairment has in fact occurred, the Company writes down the carrying value of the asset to its estimated fair value and recognizes a charge in costs and expenses in the statement of operations. Estimated fair value is generally measured by discounting estimated future cash flows or an active market price for the asset.

                             MIDWEST SPORTS CHANNEL

(3) Property and Equipment

  Property and equipment comprise the following:

                                                                December 31
                                                            --------------------
                                                               2000      1999
                                                            ---------- ---------
   Buildings and leasehold improvements.................... $  122,372   122,372
   Office furniture, fixtures, and equipment...............    280,210   196,703
   Broadcasting machinery, tools, and fixtures.............  3,233,112 3,320,620
   Leased equipment under capital leases (note 5)..........  4,213,500 4,213,500
                                                            ---------- ---------
                                                             7,849,194 7,853,195
   Less accumulated depreciation and amortization..........  2,825,378 2,019,379
                                                            ---------- ---------
     Property and equipment, net........................... $5,023,816 5,833,816
                                                            ========== =========

(4) Accounts Payable and Accrued Expenses

  Accounts payable and accrued expenses as of December 31, 2000 and 1999 are comprised of the following:

                                                                December 31,
                                                            --------------------
                                                               2000      1999
                                                            ---------- ---------
   Accounts payable........................................ $1,918,590 2,451,727
   Accrued programming costs...............................  2,914,035 3,119,098
   Accrued trade liability.................................     86,663   106,373
   Accrued salaries and benefits...........................    263,036   292,427
   Accrued music license fees..............................    491,000   412,567
   Other...................................................    242,771   713,562
                                                            ---------- ---------
                                                            $5,916,095 7,095,754
                                                            ========== =========

(5) Commitments and Contingencies

  The Company has license agreements for sports rights for the Minnesota Twins, Minnesota Timberwolves, Milwaukee Brewers, Milwaukee Bucks, and various other teams which will be available for broadcast subsequent to December 31, 2000. The minimum aggregate commitment under these license agreements as of December 31, 2000 is $16,120,940.

  Annual required payments are:

   Year ending December 31,                                            Amount
   ------------------------                                          -----------
     2001........................................................... $ 7,635,235
     2002...........................................................   5,185,705
     2003...........................................................   3,300,000
                                                                     -----------
                                                                     $16,120,940
                                                                     ===========

  The Company currently leases office space under a noncancelable operating lease expiring in 2003. Operating lease expense was $40,215 for 2000 and 1999, and $28,718 for 1998.

                            MIDWEST SPORTS CHANNEL

  In May 1998, on behalf of the Company, CBS Broadcasting Inc. entered into an agreement to lease service on a satellite transponder for approximately 14 years. The transaction was treated as a capital lease and the recorded lease obligation bears interest at 7.75%. The terms of the lease agreement require CBS Broadcasting Inc. to notify and obtain prior written consent from the lessor prior to assigning or transferring its rights or obligations under the lease. Upon request of an assignment or transfer, the lessor will not unreasonably withhold consent; however, the lessor may elect, in lieu of consenting to the assignment or transfer, to terminate the lease agreement. In the event that CBS resells any service provided under the lease agreement or otherwise permits the use of such services by any third party, CBS will be the guarantor of compliance by the third party and any breach by a third party will be deemed to have been committed by CBS.

  In July 1999, CBS Broadcasting, Inc. agreed with the Company to assign a portion of the service on the satellite transponder to another subsidiary of CBS for the remaining term of the lease. As part of the transaction, the Company transferred $4,229,643 of the remaining lease obligation and $3,870,570 of the leased asset balance which is net of $342,930 in accumulated depreciation, to the assignee. The difference between the capital lease obligation and asset transferred of $359,073 less deferred taxes of $148,000 represents an advance paid by the Company to the related party assignee for which repayment has been included in the capital lease obligation transferred.

  Future minimum annual rental commitments under such leases at December 31, 2000 are as follows:

                                                         Operating   Capital
   Year ending December 31,                               leases     leases
   ------------------------                              --------- -----------
     2001..............................................   $40,215      630,000
     2002..............................................    40,215      645,000
     2003..............................................    13,405      660,000
     2004..............................................       --       675,000
     2005..............................................       --       690,000
     Thereafter........................................       --     4,834,944
                                                          -------  -----------
                                                          $93,835    8,134,944
                                                          =======
   Less estimated executory costs included in capital
    lease..............................................             (1,750,000)
                                                                   -----------
       Net minimum lease payments under capital lease..              6,384,944
   Less amount representing interest...................             (2,262,400)
                                                                   -----------
       Present value of net minimum lease payments
        under capital lease............................              4,122,544
   Less current........................................               (166,325)
                                                                   -----------
       Long-term.......................................            $ 3,956,219
                                                                   ===========

  The Company has agreements to license the use of corporate suites in Miller Park, the Bradley Center, the Target Center, and Williams Arena. The Company also has agreements with the University of Minnesota and American Sign and Indicator which provide for scoreboard advertising and signage. The license and advertising agreements expire at various dates up through 2004. The minimum aggregate commitment under these license agreements as of December 31, 2000 is $924,347. Expenses associated with the suites and signage agreements were $323,578, $335,714, and $178,850 for 2000, 1999, and 1998, respectively.

                            MIDWEST SPORTS CHANNEL

  Annual required payments are:

   Year ending December 31,                                              Amount
   ------------------------                                             --------
     2001.............................................................. $346,217
     2002..............................................................  280,247
     2003..............................................................  247,265
     2004..............................................................   50,618
                                                                        --------
                                                                        $924,347
                                                                        ========

  Additional disclosures regarding commitments to affiliated companies are included in note 6.

(6) Related Party Transactions

 (a) Advertising Sales

  The Company sells national advertising time through Group W Sports Marketing
(GWSM). The Company pays GWSM a commission (net of agency commissions) for all time sold on MSC-controlled broadcasts on over-the-air television. Commissions earned by GWSM were $87,075, $85,152, and $77,773 in 2000, 1999, and 1998, respectively.

 (b) Service Agreements

  Viacom provides cash management services to the Company. The net excess or deficiency of disbursements by CBS Cable over cash receipts to CBS Cable results in a payable to or receivable from CBS Cable for such amount. At December 31, 2000, 1999, and 1998, cash receipts on behalf of the Company exceeded CBS Cable cash disbursements on behalf of the Company.

  Pursuant to a separate service agreement, Group W Network Services, a business unit of CBS Cable, provides the Company recurring communications and support services, operator and management support services, back haul purchasing services, and occasional transmission services. Total expense associated with the agreement in 2000, 1999, and 1998 was $979,935, $1,028,004, and $1,004,739, respectively.

 (c) General Allocations

  CBS allocates certain costs incurred on behalf of the Company in accordance with a service agreement. Such costs include payroll processing costs, insurance expense, management information systems, human resources, benefit plan costs, legal services, and accounting services. Allocated costs totaled $988,187, $835,408, and $785,735 for the years ended December 31, 2000, 1999, and 1998, respectively.

  WCCO Television allocates certain costs incurred on behalf of the Company. Such costs include building/office rental, telephone, postage, food service, and copy machine expenses. Allocated costs totaled $148,219, $144,084, and $128,095 for the years ended December 31, 2000, 1999, and 1998, respectively.

(7) Income Tax

  MSC is included in the consolidated federal income tax return of Viacom. Income taxes are provided as if the Company had filed its return on a separate company basis. Valuation allowances related to deferred tax assets are evaluated based on management's assessment of the recoverability of the deferred tax assets on a separate company basis. It is the opinion of management that no valuation allowance is necessary at December 31, 2000 and 1999 related to the deferred tax assets of the Company.

                            MIDWEST SPORTS CHANNEL

  The components of the provision for income taxes are as follows:

                                                Year ending December 31,
                                             --------------------------------
                                                2000       1999       1998
                                             ----------  ---------  ---------
   Current:
     Federal................................ $4,108,000  2,934,000  1,802,000
     State..................................    884,000    631,000    386,919
                                             ----------  ---------  ---------
       Total current provision for income
        taxes...............................  4,992,000  3,565,000  2,188,919
   Deferred:
     Federal................................   (200,000)  (140,000)  (120,000)
     State..................................    (43,000)   (30,000)   (25,000)
                                             ----------  ---------  ---------
       Total deferred income tax benefit....   (243,000)  (170,000)  (145,000)
                                             ----------  ---------  ---------
       Total provision for income taxes..... $4,749,000  3,395,000  2,043,919
                                             ==========  =========  =========

  Deferred income taxes result from U.S. temporary differences in the financial bases and tax bases of assets and liabilities. The types of differences that give rise to significant portions of deferred income taxes as of December 31, 2000 and 1999 are shown in the following table:

                                  2000    1999
                                -------- -------
   Deferred tax assets:
     Provisions for accounts
      receivable and accrued
      vacation................. $115,000  70,000
     Leasing activities........  386,000 188,000
                                -------- -------
       Total deferred tax
        assets................. $501,000 258,000
                                ======== =======
       Deferred income taxes... $501,000 258,000
                                ======== =======

  The following table reconciles the "expected" income tax expense, based upon a 35% statutory income tax rate, to the actual income tax expense for each year:

                                                    2000      1999      1998
                                                 ---------- --------- ---------
Federal income tax expense at statutory rate.... $4,077,000 2,887,000 1,701,000
Increase in tax resulting from:
  State income tax, net of federal benefit......    546,000   391,000   231,000
  Non-deductible expenses.......................    126,000   117,000    79,000
  Other differences, net........................        --        --     32,919
                                                 ---------- --------- ---------
    Provision for income taxes.................. $4,749,000 3,395,000 2,043,919
                                                 ========== ========= =========

(8) Savings Program and Pension Plan

  Under the service agreement and allocations described in note 6, the Company employees participate in the CBS Employee Investment Fund 401(k) Savings Program (EIF) (a defined contribution plan), the CBS Combined Pension Plan (a defined benefit plan), and other postretirement and postemployment medical and welfare plans of CBS.

  Every full-time employee of the Company is eligible to participate in the EIF upon the first day of employment. Eligible employees contribute a percentage of their base pay up to the annual Internal Revenue Service (IRS) limit and are immediately vested in their own contributions. Viacom has a performance-based

                            MIDWEST SPORTS CHANNEL
discretionary match and may make contributions matching a portion of employees' before-tax savings up to a maximum of 5% of employee contributions. Eligible employees are fully vested in the current value of any Viacom contributions after three years of service. The plan provisions are governed by the plan document.

  The CBS Combined Pension Plan (Pension Plan) is available to employees hired before March 31, 1999. Plan provisions are governed by the plan document. The Pension Plan includes three formerly separate plans, which were merged into one plan effective December 31, 1997. The participants of the three formerly separate plans continue to be governed by the eligibility rules in the respective plan documents in effect prior to the merger. The employees of the Company, if eligible, participate in the Midwest Communications Component of the Pension Plan. Effective April 1, 1999, the CBS Cash Balance Plan was created as a component of the Pension Plan to provide "cash balance" benefit formula for certain active participants in the Pension Plan.

  The Company also participates in a CBS-sponsored postretirement plan that provides defined medical, dental, and life insurance benefits for eligible retirees and dependents.

  Under a service agreement with CBS Cable, CBS Cable shall be reimbursed for expenses incurred in providing the employee benefit services described above. The costs associated with the Savings Program, the Pension Plan, and other postretirement and postemployment medical and welfare plans are recorded as selling, general and administrative expenses in the statements of operations.

  These obligations are being accounted for by Viacom consistent with multiemployer plans.

(9) Divisional Equity

                              2000         1999       1998
                           -----------  ----------  ---------
Balance at beginning of
 year..................... $ 8,652,635   6,235,271  2,101,152
  Net income..............   6,898,799   4,854,347  2,816,182
  (Decrease) increase in
   due from affiliate.....  (6,170,005) (2,436,983) 1,317,937
                           -----------  ----------  ---------
Balance at end of year.... $ 9,381,429   8,652,635  6,235,271
                           ===========  ==========  =========

(10) Major Customers

  The following summarizes significant customers comprising 10% or more of the Company's net sales for the years ended December 31, 2000, 1999, and 1998:

                                                                  2000  1999  1998
                                                                  ----  ----  ----
   Customer A....................................................  15%   13%   16%
   Customer B....................................................  --    11%   12%
   Customer C....................................................  11%   15%   18%
   Customer D....................................................  14%   16%   16%
   Customer E ...................................................  21%    9%   --

  The aggregate accounts receivable balance for these customers was $5,331,938 and $6,321,626 at December 31, 2000 and 1999.

                            MIDWEST SPORTS CHANNEL

(11) Subsequent Event

  On February 14, 2001, Fox Sports Minnesota, LLC ("Fox Sports Net Minnesota") acquired the assets and assumed liabilities of MSC from Viacom pursuant to an Assignment and Assumption Agreement dated as of August 28, 2000 between Fox Sports Net Minnesota, Viacom and Comcast Corporation ("Comcast"). The Assignment and Assumption Agreement assigned Comcast's rights and obligations to purchase MSC from Viacom under the Asset Purchase Agreement dated June 30, 2000, between Viacom and Comcast to Fox Sports Net Minnesota.

  Since the acquisition, Fox Sports Net Minnesota rebranded the regional network as Fox Sports Net and has continued to operate the MSC business under the name Fox Sports Net North.

  In connection with the closing of this transaction, MSC's transponder lease is being renegotiated to reflect that MSC is subleasing the transponder from Comcast.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2001

                                          FOX SPORTS NETWORKS, LLC

                                                  /s/ Andrew J. Mandell
                                          By: _________________________________
                                                     Andrew J. Mandell
                                              Executive Vice President, Chief
                                                     Financial Officer